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                                                                     Exhibit 5

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                  haledorr.com
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000

                                                          January 9, 2002

Sepracor Inc.
111 Locke Drive
Marlborough, MA 01752

         Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of (i) $500,000,000 principal amount of 5 3/4% Convertible Subordinated Notes with Auto-Conversion Provision due 2006 (the "Notes") and (ii) an aggregate of 8,333,333 shares of Common Stock, $0.10 par value per share, issuable upon conversion of the Notes (the " Conversion Shares"), of Sepracor Inc., a Delaware corporation (the "Company"), all of which Notes and Conversion Shares, if and when sold, will be sold by certain securityholders of the Company (the "Selling Securityholders").

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Notes and Conversion Shares under the Registration Statement, to register and qualify the Notes and Conversion Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

         Based upon and subject to the foregoing, we are of the opinion that (i) the Notes have been duly authorized and issued and (ii) the Conversion Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Notes or the Conversion Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of

    BOSTON     LONDON*     MUNICH*     NEW YORK     OXFORD*     PRINCETON
                      RESTON     WALTHAM     WASHINGTON
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     Hale and Dorr LLP is a Massachusetts Limited Liability Partnership and
                       includes Professional Corporations

                    * an independent joint venture law firm

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Sepracor Inc.
January 9, 2002
Page 2

any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                           Very truly yours,

                                           /s/ Hale and Dorr LLP
                                           ------------------------------------
                                           HALE AND DORR LLP

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